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                                                                     EXHIBIT 1.1

FORM OF UNDERWRITING AGREEMENT                            DRAFT DATED 1/15/98



                       BRIGHTON TECHNOLOGIES CORPORATION.


                                 1,000,000 UNITS


                             UNDERWRITING AGREEMENT


                                                      Allendale, New Jersey
                                                      January __, 1998



National Securities Corporation
As Representative of the Several Underwriters
c/o National Securities Corporation
1001 Fourth Avenue, Suite 2200
Seattle, Washington  98154

Ladies and Gentlemen:

               Brighton Technologies Corporation, a Delaware corporation (the "Company"), hereby agrees with National Securities Corporation ("National") and each of the underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 11), for whom National is acting as representative (in such capacity, National shall hereinafter be referred to as "you" or the "Representative") with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective amount of units (the "Units") set forth in said Schedule A, each Unit consisting of one (1) share of the Company's Common Stock, par value $.001 per share (the "Common Stock"), and one (1) warrant (the "Warrants") to purchase one
(1) share of Common Stock at an exercise price of $____ (150% of the offering price per Unit and exercisable at any time over a _______ (__) month period commencing upon the date of the Prospectus, pursuant to a Warrant Agreement, as defined herein, to be entered into at the Closing, which aggregate to 1,000,000 Units (collectively, the "Shares"). The Units shall not be separately tradeable until _______ (__) months after the date of the Prospectus or, at the sole discretion of the Representative, earlier upon three (3) days prior written notice by the Representative to the Company at the discretion of the Representative. The Warrants will be


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redeemable by the Company commencing ________ (__) months after the date of the
Prospectus, with the prior written consent of the Representative, at $0.10 per Warrant on thirty (30) days' prior written notice if the closing bid price of the Common Stock as reported on the Nasdaq SmallCap Market averages an amount equal to or exceeding $____ per share of Common Stock (150% of the offering price per Unit) for any twenty (20) trading days within a period of thirty (30) consecutive trading days immediately preceding such notice. Upon your request, as provided in Section 2(b) of this Agreement, the Company shall also issue and sell to the Underwriters, acting severally and not jointly, up to an additional aggregate of 150,000 Units for the purpose of covering over-allotments, if any. Such Units are hereinafter referred to as the "Option Shares." The Company also proposes to issue and sell to you warrants (the "Representative's Warrants") pursuant to the Representative's Warrant Agreement (the "Representative's Warrant Agreement") for the purchase of an additional 100,000 Units. The Units and the shares of Common Stock and the Warrants underlying such Units, and the shares of Common Stock underlying the Warrants, all issuable upon exercise of the Representative's Warrants, are hereinafter referred to as the "Representative's Shares." The Shares, Option Shares, the Representative's Warrants, and the Representative's Shares are more fully described in the Registration Statement and the Prospectus referred to below.

               1.  Representations and Warranties of the Company.

               (A) The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, and as of the Closing Date and the Option Closing Date, if any, as follows:

                      (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form SB-2 (No.333- ) and a registration statement filed pursuant to Rule 462(b), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Shares, the Option Shares, the Representative's Warrants, and the Representative's Shares (collectively, hereinafter referred to as the "Registered Securities") under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the Regulations (as defined below) of the Commission under the Act. The Company will not file any other amendment thereto to which the Underwriters shall have objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations), is hereinafter called the "Registration Statement," and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, is hereinafter called the "Prospectus." For purposes hereof, "Regulations" mean the rules and regulations

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adopted by the Commission under either the Act or the Securities Exchange Act of
1934, as amended (the "Exchange Act"), as applicable.

                      (b) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or the Prospectus and no proceedings for a stop order suspending the effectiveness of the Registration Statement have been instituted, or, to the Company's knowledge, are threatened. Each of the Preliminary Prospectus, the Registration Statement and the Prospectus at the time of filing thereof conformed in all material respects with the requirements of the Act and Regulations, and none of the Preliminary Prospectus, the Registration Statement or the Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus.

                      (c) When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date (as defined in Section 2(c) hereof) and each Option Closing Date (as defined in Section 2(b) hereof), if any, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement and the Prospectus, as amended or supplemented as required, will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, and will conform in all material respects to the requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto.

                      (d) The Company and each of its subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of the respective states of their incorporation. The Company does not own or control, directly or indirectly, any corporation, partnership, trust, joint venture or other business entity other than the subsidiaries listed in
Exhibit 21 of the Registration Statement. Each of the Company and its subsidiaries is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations require such qualification or licensing and where the failure to do so qualify or be licensed could have a

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material adverse effect on the financial condition, results of operations or business of the Company. Each of the Company and its subsidiaries has all requisite power and authority (corporate and other), and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus, except where the failure to do so would not have a material adverse effect on the financial condition, results of operations or business of the Company; the Company and each of its subsidiaries have been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state, local and foreign laws, rules and regulations; and neither the Company nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the business affairs, operations, properties, or results of operations of the Company and its subsidiaries, taken as a whole. The disclosures in the Registration Statement concerning the effects of federal, state, local, and foreign laws, rules and regulations on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

                      (e) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under the headings "Capitalization" and "Description of Securities" and will have the adjusted capitalization set forth therein on the Closing Date and the Option Closing Date, if any, based upon the assumptions set forth therein, and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Prospectus. The Registered Securities and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform, in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder as set forth in the Prospectus conforms in all material respects with the requirements of the Act. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and the holders thereof have no rights of rescission



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with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

                      (f) The Registered Securities are not and will not be subject to any preemptive or other similar rights of any shareholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Registered Securities has been duly and validly taken; and the certificates representing the Registered Securities will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Registered Securities to be sold by the Company hereunder, the Underwriters or the Representative, as the case may be, will acquire good and marketable title to such Registered Securities free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect, or other restriction or equity of any kind whatsoever. No shareholder of the Company has any right which has not been waived in writing to require the Company to register the sale of any shares owned by such shareholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares, the Option Shares and the Representative's Warrants to be sold by the Company as contemplated herein.

                      (g) The financial statements of the Company, together with the related notes and schedules thereto, included in the Registration Statement, each Preliminary Prospectus and the Prospectus fairly present the financial position, changes in shareholders' equity and the results of operations of the Company at the respective dates and for the respective periods to which they apply and such financial statements have been prepared in conformity with generally accepted accounting principles and the Regulations, consistently applied throughout the periods involved. There has been no material adverse change or development involving a material prospective change in the condition, financial or otherwise, or in the business, affairs, operations, properties, or results of operation of the Company and its subsidiaries taken as a whole whether or not arising in the ordinary course of business since the date of the financial statements included in the Registration Statement and the Prospectus and the outstanding debt, the property, both tangible and intangible, and the business of the Company and its subsidiaries taken as a whole conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Financial information set forth in the Prospectus under the headings "Prospectus Summary," "Selected Financial Data," "Capitalization," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," fairly present, on the basis stated in the Prospectus, the information set forth therein and have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

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                      (h) Except as otherwise disclosed in the Company's balance sheet contained in the Prospectus, the Company (i) has paid all federal, state, local, franchise, and foreign taxes for which it is liable, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, (ii) has established adequate reserves for such taxes which are not due and payable, and
(iii) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

                      (i) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with (i) the issuance by the Company of the Registered Securities, (ii) the purchase by the Underwriters of the Registered Securities from the Company and the purchase by the Representative of the Representative's Warrants from the Company, (iii) the consummation by the Company of any of its obligations under this Agreement, or
(iv) resales of the Registered Securities in connection with the distribution contemplated hereby.

                      (j) There is no claim, action, suit, proceeding, inquiry, arbitration, mediation, investigation, litigation, governmental or other proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or threatened against (or circumstances that may give rise to the same), or involving the properties or businesses of, the Company which (i) questions the validity of the capital stock of the Company, this Agreement, the Warrant Agreement or the Representative's Warrant Agreement, or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, the Warrant Agreement or the Representative's Warrant Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), or (iii) might materially and adversely affect the condition, financial or otherwise, or the business, affairs, position, shareholders' equity, operation, properties, or results of operations of the Company and its subsidiaries taken as a whole.

                      (k) The Company has the corporate power and authority to authorize, issue, deliver, and sell the Registered Securities and to enter into this Agreement, the Warrant Agreement and the Representative's Warrant Agreement, and to consummate the transactions provided for in such agreements; and this Agreement, the Warrant Agreement and the Representative's Warrant Agreement have each been duly and properly authorized, executed, and delivered by the Company. Each of this Agreement, the Warrant Agreement and the Representative's Warrant Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law), and none of the Company's issue and sale of the Registered Securities, execution, delivery or performance of



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this Agreement, the Warrant Agreement and the Representative's Warrant
Agreement, its consummation of the transactions contemplated herein and therein, or the conduct of its businesses as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of (i) the articles of incorporation or by-laws of the Company, as amended and restated, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, shareholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound or to which its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or
(iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company of any of their activities or properties.

                      (l) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Registered Securities pursuant to the Prospectus and the Registration Statement, the performance of this Agreement, the Warrant Agreement, the Representative's Warrant Agreement, and the transactions contemplated hereby and thereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Registered Securities, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Registered Securities to be sold by the Company hereunder.

                      (m) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which its assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law). The descriptions in the Registration Statement of such agreements, contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto by Form SB-2, and there are no contracts or other documents which are required by the Act to be described in the



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Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

                      (n) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock, and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Shares, the Option Shares and the Representative's Shares hereunder and upon the exercise of options and warrants described in the Registration Statement) of, or indebtedness material to, the Company (other than in the ordinary course of business); (v) the Company has not issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money; and (vi) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations, or prospects of the Company.

                      (o) Except as disclosed in or specifically contemplated by the Prospectus, (i) the Company has sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted; (ii) the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company; (iii) the Company has no knowledge of any infringement by it or its subsidiaries of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others; and (iv) there is no claim being made against the Company regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.

                      (p) Except as otherwise disclosed in the Prospectus, no default exists, which would have a material adverse effect on the Company, in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, shareholders agreement, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the


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


Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected.

                      (q) To the Company's knowledge, there are no pending investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or to its knowledge threatened against or involving the Company. No representation question exists respecting the employees of the Company. No collective bargaining agreement, or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company exists or to its knowledge is imminent.

                      (r) Except as described in the Prospectus, the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan, " an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multiemployer plan."

                      (s) Neither the Company, nor, to the best of the Company's knowledge, any of its employees, directors, shareholders, or affiliates (within the meaning of the Regulations) of any of the foregoing has taken or will take directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Registered Securities.

                      (t) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it, free and clear of all liens, charges, claims, encumbrances, pledges, security



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


interests, or other restrictions or equities of any kind whatsoever other than those referred to in the Prospectus and liens for taxes not yet due and payable.

                      (u) To the best of the Company's knowledge, BDO Seidman, LLP ("BDO Seidman"), whose report is filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the Act and the Regulations.

                      (v) The Company has caused to be duly executed legally binding and enforceable agreements pursuant to which all persons or entities that directly or beneficially own Common Stock, as of the effective date of the Registration Statement, have agreed not to, directly or indirectly, offer, offer to sell, sell, grant any option for the sale of, transfer, assign, pledge, hypothecate or otherwise encumber or dispose of any shares of Common Stock or securities convertible into Common Stock, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the Regulations or otherwise) or dispose of any interest therein for a period from the date of the Prospectus until thirteen
(13) months following the date that the Registration Statement becomes effective, without the prior written consent of National (the "Lock-up Agreements"). The Company will cause the Transfer Agent (as defined herein) to place "stop transfer" orders on the Company's stock ledgers to effect the Lock-up Agreements.

                      (w) There are no claims, payments, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Registered Securities hereunder or any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, employees or affiliates that may affect the Underwriters' compensation as determined by the Commission and NASD Regulation, Inc. (the "NASD").

                      (x) The Registered Securities have been approved for quotation on the Nasdaq SmallCap Market.

                      (y) Neither the Company, nor any of its officers, employees, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which might subject the Company or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). The Company believes that its internal accounting controls are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.




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

                      (z) Except as set forth in the Prospectus, no officer, director or shareholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly,
(i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficiary interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director, principal shareholder (as such term is used in the Prospectus) of the Company, or any affiliate or associate of any of the foregoing persons or entities.

                      (aa) The Company is not, and does not intend to conduct its business in a manner in which it would become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                      (ab) Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters' Counsel (as defined in Section 4(d) herein) shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                      (ac) The minute books of the Company have been made available to the Underwriters and contain a complete summary of all meetings and actions of the directors and shareholders of the Company, since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all material respects.

                      (ad) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares in this offering other than the Prospectus, the Registration Statement and the other materials permitted by the Act. Except as described in the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company as part of the Registration Statement or to require the Company to file a registration statement under the Act and no person or entity holds any anti-dilution rights with respect to any securities of the Company.

                      (ae) Each of the Company and its subsidiaries maintains insurance by insurers of recognized financial responsibility of the types and in the amounts as are prudent, customary and adequate for the business in which it is engaged, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has no reason to believe that it will not be able to renew existing insurance coverage with respect to the Company as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, in either case, at a cost that would not have a material adverse effect on the financial condition, operations, business, assets or properties of the Company. The Company has not failed to file any claims, has no material disputes with its insurance company regarding any claims submitted under its insurance policies, and has complied with all material provisions contained in its insurance policies.

                      (af) The Company has entered into a warrant agreement (the "Warrant Agreement") substantially in the form filed as Exhibit 4.4 to the Registration Statement with Continental Stock Transfer & Trust Company, in form and substance satisfactory to the Representative, with respect to the Warrants providing for the payment of commissions contemplated by Section 4(y), hereof. The Warrant Agreement has been duly and validly authorized by the Company and, assuming due execution by the parties thereto other than the Company, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                      (ag) None of the Company's services or products have or will have any malfunctions or other usage problems in connection with the use of the Year 2000 and beyond as distinguished from the use of the years 1990 through 1999 and earlier years.

               2.     Purchase, Sale and Delivery of the Registered Securities.

                      (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly agrees to purchase from the Company, at a price equal to $_____ per Unit, that number of Shares set forth in Schedule A opposite the name of such Underwriter, subject to such adjustment as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares, plus any additional numbers of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 11 hereof.

                      (b) In addition, on the basis of the representations, warranties, covenants and agreements, herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase all or any part of the Option Shares at a price equal to $_____ per Unit. The option granted hereby will expire 45 days after (i) the date the Registration Statement becomes effective, if the

Company has elected not to rely on Rule 430A under the Regulations, or (ii) the date of this Agreement if the Company has elected to rely upon Rule 430A under the Regulations, and may be exercised in whole or in part from time to time (but not on more than two (2) occasions) only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for any such Option Shares. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Representative, but shall not be later than three full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined, unless otherwise agreed upon by the Representative and the Company. Nothing herein contained shall obligate the Underwriters to exercise the over-allotment option described above. No Option Shares shall be delivered unless the Shares shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

                      (c) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of National, at 1001 Fourth Avenue, Suite 2200, Seattle, Washington, or at such other place as shall be agreed upon by the Representative and the Company. Such delivery and payment shall be made at 9:00 a.m. (New York time) on _________, 1998 or at such other time and date as shall be agreed upon by the Representative and the Company, but no more than four (4) business days after the date hereof (such time and date of payment and delivery being herein called the "Closing Date"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above mentioned office of National or at such other place as shall be agreed upon by the Representative and the Company on each Option Closing Date as specified in the notice from the Representative to the Company. Delivery of the certificates for the Shares and the Option Shares, if any, shall be made to the Underwriters against payment by the Underwriters, of the purchase price for the Shares and the Option Shares, if any, to the order of the Company. In the event such option is exercised, each of the Underwriters, acting severally and not jointly, shall purchase that proportion of the total number of Option Shares then being purchased which the total number of Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Shares, subject in each case to such adjustments as the Representative in their discretion shall make to eliminate any sales or purchases of fractional shares. Certificates for the Shares and the Option Shares, if any, shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Underwriters may request in writing at least three (3) business days prior to Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Shares and the Option Shares, if any, shall be made available to the Representative at such office or such other place as the Representative may designate for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to Closing Date or the relevant Option Closing Date, as the case may be.

                      (d) On the Closing Date, the Company shall issue and sell to the Representative the Representative's Warrants at a purchase price of $0.0001 per warrant, which warrants shall entitle the holders thereof to purchase an aggregate of 100,000 Units. The Representative's Warrants shall expire five (5) years after the effective date of the Registration Statement and shall be exercisable commencing one (1) year from the effective date of the Registration Statement at a price equaling one hundred and twenty percent (120%) of the initial public offering price of the Units. The Representative's Warrant Agreement and form of Warrant Certificate shall be substantially in the form filed as Exhibit 4.2 to the Registration Statement. Payment for the Representative's Warrants shall be made on the Closing Date.

               3. Public Offering of the Shares. As soon after the Registration Statement becomes effective as the Representative deems advisable, the Underwriters shall make a public offering of the Shares (other than to residents of or in any jurisdiction in which qualification of the Shares is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. The Representative may from time to time increase or decrease the public offering price after distribution of the Shares has been completed to such extent as the Representative, in its sole discretion deems advisable. The Underwriters may enter into one or more agreements as the Underwriters, in each of their sole discretion, deem advisable with one or more broker-dealers who shall act as dealers in connection with such public offering. In addition, the Units shall not be separately tradeable until _______ (__) months after the date of the Prospectus or, at the sole discretion of the Representative, earlier upon three (3) days prior written notice by the Representative to the Company at the discretion of the Representative.

               4. Covenants of the Company. The Company covenants and agrees with each of the Underwriters as follows:

                      (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or Exchange Act before termination of the offering of the Shares by the Underwriters of which the Representative shall not previously have been advised and furnished with a copy, or to which the Representative shall have objected or which is not in compliance with the Act, the Exchange Act or the Regulations.

                      (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representative and confirm the notice in writing, (i) when the Registration Statement, as amended, becomes effective, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose, (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Registered Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the receipt of any comments from the Commission; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission authority shall enter a stop order or suspend such qualification at any time, the Company will use its best efforts to obtain promptly the lifting of such order.

                      (c) The Company shall file the Prospectus (in form and substance satisfactory to the Representative) in accordance with the requirements of the Act.

                      (d) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Registered Securities which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Regulations), and will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Representative or Camhy Karlinsky & Stein LLP ("Underwriters' Counsel") shall reasonably object.

                      (e) The Company shall endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Registered Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or become subject to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

                      (f) During the time when a prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Registered Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Registered Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Underwriters' Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to Underwriters' Counsel, and the Company will furnish to the Underwriters copies of such amendment or supplement as soon as available and in such quantities as the Underwriters may request.

                      (g) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Regulations, and to the Representative, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Regulations, which statement need not be audited unless required by the Act, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

                      (h) During a period of five (5) years after the date hereof, the Company will furnish to its shareholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will deliver to the Representative:

                             (i) concurrently with furnishing such quarterly
               reports to its shareholders, statements of income of the Company for each quarter in the form furnished to the Company's shareholders;

                             (ii) concurrently with furnishing such annual
               reports to its shareholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, shareholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent certified public accountants;

                             (iii) as soon as they are available, copies of all
               reports (financial or other) mailed to shareholders;

                             (iv) as soon as they are available, copies of all
               reports and financial statements furnished to or filed with the Commission, the Nasdaq SmallCap Market or any securities exchange;

                             (v) every press release and every material news
               item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by or on behalf of the Company; and

                             (vi) any additional information of a public nature
               concerning the Company (and any future subsidiaries) or its businesses which the Representative may reasonably request.

               During such five-year period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                      (i) The Company will maintain a transfer and warrant agent (the "Transfer Agent") and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Units, Common Stock, Warrants and the Representative's Warrants.

                      (j) The Company will furnish to the Representative or on the Representative's order, without charge, at such place as the Representative may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), each Preliminary Prospectus, the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Representative may reasonably request.

                      (k) On or before the effective date of the Registration Statement, the Company shall provide the Representative with true copies of duly executed, legally binding and enforceable Lock-up Agreements. On or before the Closing Date, the Company shall deliver instructions to the Transfer Agent authorizing it to place appropriate stop transfer orders on the Company's ledgers.

                      (l) The Company shall use its best efforts to cause its officers, directors, shareholders or affiliates (within the meaning of the Regulations) not to take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

                      (m) The Company shall apply the net proceeds from the sale of the Registered Securities substantially in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus.


                      (n) The Company shall timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Exchange Act, and the Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Regulations.

                      (o) The Company shall cause the Registered Securities to be quoted on the Nasdaq SmallCap Market and for a period of two (2) years from the date hereof shall use its best efforts to maintain the quotation of the Registered Securities to the extent outstanding.

                      (p) For a period of two (2) years from the Closing Date, the Company shall furnish to the Representative, at the Company's sole expense, monthly consolidated transfer sheets relating to the Common Stock.

                      (q) For a period of five (5) years after the effective date of the Registration Statement the Company shall use its best efforts, at the Company's sole expense, to take all necessary and appropriate actions to further qualify the Company's securities in all jurisdictions of the United States in order to permit secondary sales of such securities pursuant to the Blue-Sky laws of those jurisdictions which do not require the Company to qualify as a foreign corporation or to file a general consent to service of process.

                      (r) The Company (i) prior to the effective date of the Registration Statement, has filed a Form 8-A with the Commission providing for the registration of the Common Stock under the Exchange Act and (ii) as soon as practicable, will use its best efforts to take all necessary and appropriate actions to be included in Standard and Poor's Corporation Descriptions and Moody's OTC Manual and to continue such inclusion for a period of not less than five (5) years.

                      (s) The Company agrees that for a period of thirteen (13) months following the effective date of the Registration Statement it will not, without the prior written consent of National, offer, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of any Units or Common Stock, or securities convertible into Common Stock, except for the issuance of the Option Shares, the Representative's Warrants, and shares of Common Stock upon the exercise of currently outstanding warrants or options issued under any stock option plan in effect on the Closing Date or options to purchase shares of Common Stock granted pursuant to any stock option plan in effect on the Closing Date.

                      (t) Until the completion of the distribution of the Registered Securities, the Company shall not without the prior written consent of National or Underwriters' Counsel, issue, directly or indirectly any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

                      (u) For a period equal to the lesser of (i) five (5) years from the date hereof, and (ii) the sale to the public of the Representative's Shares, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form SB-2 (or other appropriate form) for the registration under the Act of the Representative's Shares.

                      (v) The Company agrees that upon the request of National it shall use its best efforts, which shall include, but shall not be limited to, the solicitation of proxies, to elect one (1) designee of National to the Company's Board of Directors for a period of five (5) years following the Closing, provided that such designee is reasonably acceptable to the Company. In the event National does not exercise its right to designate a member of the Board of Directors, then it shall have the right to designate one person to attend all meetings of the Board of Directors of the Company, and all committees thereof, as an observer. Such observer shall be entitled to receive notices of all such meetings, and all correspondence and communications sent by the Company to members of its Board of Directors, and to attend all such meetings. The Company shall reimburse the designee of National for his out-of-pocket expenses incurred in connection with their attendance at such meetings.

                      (w) The Company agrees that within forty-five (45) days after the Closing it shall retain a public relations firm which is acceptable to National. The Company shall keep such public relations firm, or any replacement, for a period of three (3) years from the Closing. Any replacement public relations firm shall be retained only with the consent of National.

                      (x) The Company agrees that any and all future transactions between the Company and its officers, directors, principal shareholders and the affiliates of the foregoing persons will be on terms no less favorable to the Company than could reasonably be obtained in arm's length transactions with independent third parties, and that any such transactions also be approved by a majority of the Company's outside independent directors disinterested in the transaction.

                      (y) The Company shall prepare and deliver, at the Company's sole expense, to National within the one hundred and twenty (120) day period after the later of the effective date of the Registration Statement or the latest Option Closing Date, as the case may be, four (4) bound volumes containing all correspondence with regulatory officials, agreements, documents and all other materials in connection with the offering as requested by the Underwriters' Counsel.

                      (z) The Company shall pay the Representative a commission equal to five percent (5%) of the exercise price of each Warrant exercised for the period commencing twelve (12) months after the effective date of the Registration Statement until the expiration of the term of the Warrants, payable on the date of such exercise on terms provided for in the Warrant Agreement. The Company will not solicit the exercise of the Warrants other than through the Representative. However, no compensation will be paid to the Representative in connection with the exercise of the Warrants if (i) the Warrants are held in a discretionary account, or (ii) the Warrants are exercised in an unsolicited transaction. Further, the Representative must be designated in writing by the account holder as having solicited the transaction, otherwise the Representative shall not be paid the fee. In addition, the Representative will not receive any commission with respect to the exercise of the Warrants contained in the Units to be received upon the exercise of the Representative's Warrants, unless held by a person or entity other than any of the Underwriters.

               5.  Payment of Expenses.

                      (a) The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date (to the extent not previously paid) all expenses and fees (other than fees of Underwriters' Counsel, except as provided in (iv) below) incident to the performance of the obligations of the Company under this Agreement, the Warrant Agreement, and the Representative's Warrant Agreement, including, without limitation, (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the duplication, mailing (including the payment of postage with respect thereto) and delivery of this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreements, the Powers of Attorney, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriters and such dealers as the Underwriters may request, in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the certificates representing the Registered Securities, (iv) the qualification of the Registered Securities under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," the "Supplemental Blue Sky Memorandum" and "Legal Investments Survey," if any, and reasonable disbursements and fees of counsel in connection therewith, (v) advertising costs and expenses, including but not limited to the costs and expenses incurred in connection with the "road show," information meetings and presentations, bound volumes and prospectus memorabilia and "tombstone" advertisement expenses, (vi) costs and expenses in connection with due diligence investigations, including but not limited to the fees of any independent counsel or consultant retained, (vii) fees and expenses of the transfer agent and registrar, (viii) the fees payable to the Commission and the NASD, (ix) the fees and expenses incurred in connection with the listing of the Registered Securities on the Nasdaq SmallCap Market, and any other market or exchange, and
(x) applications for assignments of a rating of the Securities by qualified rating agencies.

                      (b) If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6, Section 10(a) or Section 11, the Company shall reimburse and indemnify the Representative for all of their actual out-of-pocket expenses, including the fees and disbursements of Underwriters' Counsel, less any amounts already paid pursuant to Section 5(c) hereof.

                      (c) The Company further agrees that, in addition to the expenses payable pursuant to subsection (a) of this Section 5, it will pay to the Representative on the Closing Date by certified or bank cashier's check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated herein a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Shares, $25,000 of which has been paid to date. In the event the Representative elects to exercise the over-allotment option described in Section 2(b) hereof, the Company further agree to pay to the Representative on the Option Closing Date (by certified or bank cashier's check or, at the Representative's election, by deduction from the proceeds of the offering) a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Option Shares.

               6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and each Option Closing Date, if any, as if they had been made on and as of the Closing Date or each Option Closing Date, as the case may be; the accuracy on and as of the Closing Date or Option Closing Date, if any, of the statements of officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date and each Option Closing Date, if any, of its covenants and obligations hereunder and to the following further conditions:

                      (a) The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of

Underwriters' Counsel. If the Company has elected to rely upon Rule 430A of the Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Regulations within the prescribed time period, and prior to Closing Date the Company shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Regulations.

                      (b) The Representative shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative's reasonable opinion, is material, or omits to state a fact which, in the Representative's reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      (c) On or prior to the Closing Date, the Underwriters shall have received from Underwriters' Counsel such opinion or opinions with respect to the organization of the Company, the validity of the Registered Securities, the Registration Statement, the Prospectus and other related matters as the Representative may request and Underwriters' Counsel shall have received from the Company such papers and information as they request to enable them to pass upon such matters.

                      (d) At Closing Date, the Underwriters shall have received the favorable opinion of Loeb & Loeb LLP ("Loeb & Loeb"), counsel to the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                             (i) the Company (A) has been duly organized and is
                      validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, and
                      (C) to the best of such counsel's knowledge, has the requisite corporate power and authority and has obtained the necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies including, without limitation, those having jurisdiction over environmental or similar matters (the absence of which would have a material adverse effect on the Company), to own or lease its properties and conduct its business as described in the Prospectus.

                             (ii) except as described in the Prospectus, and to
                      the best of such counsel's knowledge after reasonable investigation, the Company does not own an interest in any corporation, limited liability company, partnership, joint venture, trust or other business entity;

                             (iii) the Company has a duly authorized, issued and
                      outstanding capitalization as set forth in the Prospectus, and any amendment or supplement thereto, under "Capitalization" and "Description of Securities," and to the best knowledge of such counsel, the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the Warrant Agreement, the Representative's Warrant Agreement, and as described in the Prospectus. The Registered Securities and all other securities issued or issuable by the Company conform in all material respects to the statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and to the best of such counsel's knowledge, none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company. The Registered Securities to be sold by the Company hereunder and under the Warrant Agreement and Representative's Warrant Agreement are not and will not, to the best of such counsel's knowledge, be subject to any preemptive or other similar rights of any shareholder, have been duly authorized and, when issued, paid for and delivered in accordance with their terms, will be validly issued, fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; all corporate action required to be taken for the authorization, issue and sale of the Registered Securities has been duly and validly taken; and the certificates representing the Registered Securities are in due and proper form. The Representative's Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law). Upon the issuance and delivery pursuant to this Agreement of the Registered Securities to be sold by the Company, the Company will convey, against payment therefor as provided herein, to the Underwriters and the Representative, respectively, good and marketable title to the Registered Securities free and clear of all liens and other encumbrances;

                             (iv) the Registration Statement is effective under
                      the Act, and, if applicable, filing of all pricing information has been timely made in the appropriate form under Rule 430A, and no stop order suspending the use of the Preliminary Prospectus, the Registration Statement or Prospectus or any part of any thereof or suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such counsel's knowledge, threatened or contemplated under the Act;

                             (v) each of the Preliminary Prospectus, the
                      Registration Statement, and the Prospectus and any amendments or supplements thereto (other than the financial statements and other financial and statistical data included therein as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations. Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and the Representative and representatives of the independent public accountants for the Company, at which conferences the contents of the Preliminary Prospectus, the Registration Statement, the Prospectus, and any amendments or supplements thereto were discussed, and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus, the Registration Statement and Prospectus, and any amendments or supplements thereto, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective or the Preliminary Prospectus or Prospectus or amendment or supplement thereto as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Preliminary Prospectus, the Registration Statement or Prospectus, and any amendments or supplements thereto);

                             (vi) to the best of such counsel's knowledge after
                      reasonable investigation, (A) there are no agreements, contracts or other documents required by the Act to be described in the Registration Statement and the Prospectus and filed as exhibits to the Registration Statement other than those described in the Registration Statement and the Prospectus and filed as exhibits thereto; (B) the descriptions in the Registration Statement and the Prospectus and any supplement or amendment thereto of contracts and other documents to which the Company is a party or by which it is bound are accurate in all material respects and fairly represent the information required to be shown by Form SB-2; (C) there is not pending or threatened against the Company any action, arbitration, suit, proceeding, litigation, governmental or other proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or threatened against the Company which (x) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), (y) questions the validity of the capital stock of the Company or this Agreement, the Warrant Agreement or the Representative's Warrant Agreement, or of any action taken or to be taken by the Company pursuant to or in connection with any of the foregoing; and (D) there is no action, suit or proceeding pending or threatened against the Company before any court or arbitrator or governmental body, agency or official in which there is a reasonable possibility of an adverse decision which may result in a material adverse change in the financial condition, business, affairs, shareholders' equity, operations, properties, business or results of operations of the Company, which could adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement, the Warrant Agreement or the Representative's Warrant Agreement or which in any manner draws into question the validity or enforceability of this Agreement, the Warrant Agreement or the Repre-sentative's Warrant Agreement;

                             (vii) the Company has the corporate power and
                      authority to enter into each of this Agreement, the Warrant Agreement and the Representative's Warrant Agreement and to consummate the transactions provided for therein; and each of this Agreement, the Warrant Agreement and the Representative's Warrant Agreement has been duly authorized, executed and delivered by the Company. Each of this Agreement, the Warrant Agreement and the Representative's Warrant Agreement, assuming due authorization, execution and delivery by each other party thereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law), and none of the Company's execution, delivery or performance of this Agreement, the Warrant Agreement and the Representative's Warrant Agreement, its consummation of the transactions contemplated herein or therein, or the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto conflicts with or results in any breach or violation of any of the terms or provisions of, or constitutes a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of (A) the articles of incorporation or by-laws of the Company, as amended, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, shareholders' agreement, note, loan or credit agreement or any other agreement or instrument known to such counsel to which the Company is a party or by which it is bound, or (C) any federal, state, local or foreign statute, rule or regulation applicable to the Company or any judgment, decree or order known to such counsel of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties;

                             (viii) no consent, approval, authorization or
                      order, and no filing with, any court, regulatory body, government agency or other body (other than such as may be required under federal securities or Blue Sky laws, as to which no opinion need be rendered) is required in connection with the issuance of the Registered Securities pursuant to the Prospectus, and the Registration Statement, the performance of this Agreement, the Warrant Agreement and the Representative's Warrant Agreement, and the transactions contemplated hereby and thereby, except such as have been obtained under the Securities Act and the Regulations;

                             (ix) to the best knowledge of such counsel, and
                      except as disclosed in Registration Statement and the Prospectus, the Company is not in breach of, or in default under, any material term or provision of any license, contract, indenture, mortgage, installment sale agreement, deed of trust, lease, voting trust agreement, shareholders' agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which the property or assets (tangible or intangible) of the Company is subject; and the Company is not in violation of any term or provision of its articles of incorporation or by-laws, as amended, and to the best of such counsel's knowledge after reasonable investigation, not in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation which would have a material adverse effect on the Company;

                             (x) the statements in the Prospectus under
                      "Dividend Policy" and "Description of Securities," have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are accurate summaries and fairly and correctly present the information called for therein;

                             (xi) the Units, Common Stock and Warrants have been
                      accepted for quotation on the Nasdaq Small Cap;

                             (xii) except as otherwise described in the
                      Prospectus, to the best of such counsel's knowledge and based upon a review of the outstanding securities and the contracts furnished to such counsel by the Company, no person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement, require the Company to file any registration statement or, if filed, to include any security in such registration statement;

                             (xiii) assuming due execution by the parties
                      thereto other than the Company, each Lock-Up Agreement is a legal, valid and binding obligation of the party thereto, enforceable against the party and any subsequent holder of the securities subject thereto in accordance with its terms (except as such enforceablity may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law).

               In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws, rules and regulations of the United States and the laws, rules and regulations of the State of New Jersey, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Underwriters' Counsel) of other counsel acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel if requested. The opinion of such counsel shall state that knowledge shall not include the knowledge of a director or officer of the Company who is affiliated with such firm in his or her capacity as an officer or director of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel.

               At each Option Closing Date, if any, the Underwriters shall have received the favorable opinion of Loeb & Loeb, counsel to the Company, dated the Option Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel confirming as of such Option Closing Date the statements made by Loeb & Loeb in their opinion delivered on the Closing Date.

                      (e) On or prior to each of the Closing Date and the Option Closing Date, if any, Underwriters' Counsel shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this Section 6, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company or herein contained.

                      (f) Prior to each of the Closing Date and each Option Closing Date, if any, (i) there shall have been no material adverse change nor development involving a prospective change in the condition, financial or otherwise, prospects, shareholders' equity or the business activities of the Company, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company, from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is adverse to the Company; (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default has not been waived; (iv) the Company shall not have issued any securities (other than the Registered Securities) or declared or paid any dividend or made any distribution in respect of its capital stock of any class and there has not been any change in the capital stock, or any material increase in the debt (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (vi) no action, suit or proceeding, at law or in equity, shall have been pending or threatened (or circumstances giving rise to same) against the Company, or affecting any of its respective properties or businesses before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; and (vii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission.

                      (g) At each of the Closing Date and each Option Closing Date, if any, the Underwriters shall have received a certificate of the Company signed on behalf of the Company by the principal executive officer of the Company, dated the Closing Date or Option Closing Date, as the case may be, to the effect that such executive has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

                             (i) The representations and warranties of the
                      Company in this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

                             (ii) No stop order suspending the effectiveness of
                      the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge after due inquiry, are contemplated or threatened under the Act;

                             (iii) The Registration Statement and the Prospectus
                      and, if any, each amendment and each supplement thereto, contain all statements and information required by the Act to be included therein, and none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Preliminary Prospectus or any supplement, as of their respective dates, thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                             (iv) Subsequent to the respective dates as of which
                      information is given in the Registration Statement and the Prospectus, (a) the Company has not incurred up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; (b) the Company has not paid or declared any dividends or other distributions on its capital stock;
                      (c) the Company has not entered into any transactions not in the ordinary course of business; (d) there has not been any change in the capital stock or material increase in long-term debt or any increase in the short-term borrowings (other than any increase in the short-term borrowings in the ordinary course of business) of the Company, (e) the Company has not sustained any loss or damage to its property or assets, whether or not insured,
                      (f) there is no litigation which is pending or threatened (or circumstances giving rise to same) against the Company or any affiliated party of any of the foregoing which is required to be set forth in an amended or supplemented Prospectus which has not been set forth, and (g) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

References to the Registration Statement and the Prospectus in this subsection
(g) are to such documents as amended and supplemented at the date of such certificate.

                      (h) By the Closing Date, the Underwriters will have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters.

                      (i) At the time this Agreement is executed, the Underwriters shall have received a letter, dated such date, addressed to the Underwriters in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause
(iii) below) to the Underwriters and Underwriters' Counsel, from BDO Seidman:

                             (i) confirming that they are independent certified
                      public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;

                             (ii) stating that it is their opinion that the
                      financial statements and supporting schedules of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations thereunder and that the Underwriters may rely upon the opinion of BDO Seidman with respect to the financial statements and supporting schedules included in the Registration Statement;

                             (iii) stating that, on the basis of a limited
                      review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and board of directors and the various committees of the board of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, or (B) at a specified date not more than five (5) days prior to the effective date of the Registration Statement, there has been any change in the capital stock or material increase in long-term debt of the Company, or any material decrease in the shareholders' equity or net current assets or net assets of the Company as compared with amounts shown in the balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease.

                             (iv) stating that they have compared specific
                      dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

                             (v) statements as to such other material matters
                      incident to the transaction contemplated hereby as the Representative may reasonably request.

                      (j) At the Closing Date and each Option Closing Date, if any, the Underwriters shall have received from BDO Seidman a letter, dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that they reaffirm that statements made in the letter furnished pursuant to Subsection (i) of this Section 6, except that the specified date referred to shall be a date not more than five (5) days prior to Closing Date or the Option Closing Date, as the case may be, and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (iv) of Subsection (i) of this
Section 6 with respect to certain amounts, percentages and financial information as specified by the Representative and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

                      (k) On each of Closing Date and Option Closing Date, if any, there shall have been duly tendered to the Representative for the several Underwriters' accounts the appropriate number of Registered Securities.

                      (l) No order suspending the sale of the Registered Securities in any jurisdiction designated by the Representative pursuant to subsection (e) of Section 4 hereof shall have been issued on either the Closing Date or the Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

                      (m) On or before the Closing Date, the Company shall have executed and delivered to the Representative, (i) the Representative's Warrant Agreement, substantially in the form filed as Exhibit 4.2, to the Registration Statement, in final form and substance satisfactory to the Representative, and
(ii) the Representative's Warrants in such denominations and to such designees as shall have been provided to the Company.

                      (n) On or before Closing Date, the Units, Common Stock and Warrants shall have been duly approved for quotation on the Nasdaq SmallCap Market.

                      (o) On or before Closing Date, there shall have been delivered to the Representative all of the Lock-up Agreements in final form and substance satisfactory to Underwriters' Counsel.

                      (p) On or before the Closing Date, the Company shall have executed the Warrant Agreement, substantially in the form filed as Exhibit 4.4 to the Registration Statement, in final form and substance satisfactory to the Representative and their counsel.

                      If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Representative may terminate this Agreement or, if the Representative so elect, they may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

               7.  Indemnification.

                      (a) The Company agrees to indemnify and hold harmless each of the Underwriters (for purposes of this Section 7 "Underwriters" shall include the officers, directors, partners, employees, agents and counsel of the Underwriters, including specifically each person who may be substituted for an Underwriter as provided in Section 11 hereof), and each person, if any, who controls the Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all loss, liability, claim, damage, and expense whatsoever (including, but not limited to, reasonable attorneys' fees and any and all reasonable expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation provided that the indemnified persons may not agree to any such settlement without the prior written consent of the Company), as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented); or
(B) in any application or other document or communication (in this Section 7 collectively called "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company in any jurisdiction in order to qualify the Registered Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, The Nasdaq Stock Market, Inc. or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be; or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement. The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

                      (b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each other person, if any, who controls the Company, within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to any Underwriter by such Underwriter or the Representative expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any such application, provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or Prospectus directly relating to the transactions effected by the Underwriters in connection with this Offering. The Company acknowledges that the statements with respect to the public offering of the Registered Securities set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters or the Representative for inclusion in the Prospectus. The indemnity agreement in this subsection (b) shall be in addition to any liability which the Underwriters may have at common law or otherwise.

                      (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise or which it may have under this
Section 7, except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded, based on the advise of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties and that it is a conflict of interest for the indemnified party or parties to be represented by such counsel (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                      (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Registered Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is contributing parties and the Underwriters are the indemnified party, the relative benefits received by the Company on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Registered Securities (before deducting expenses other than underwriting discounts and commissions) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subdivision (d) the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Registered Securities purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

               8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements of the Company, at the Closing Date and the Option Closing Date, as the case may be, and such representations, warranties and agreements of the Company, and the respective indemnity and contribution agreements contained in Section 7 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company, any controlling person of either the Underwriter or the Company, and shall survive termination of this Agreement or the issuance and delivery of the Registered Securities to the Underwriters and the Representative, as the case may be.

               9.  Effective Date.

               This Agreement shall become effective at __:00 _.m., New York City time, on the date hereof. For purposes of this Section 9, the Registered Securities to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Representative of telegrams to securities dealers releasing such shares for offering or the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Registered Securities.

               10.  Termination.

                      (a) Subject to subsection (b) of this Section 10, the Representative shall have the right to terminate this Agreement, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative's reasonable opinion will in the immediate future materially disrupt the financial markets; or (ii) any material adverse change in the financial markets shall have occurred; or (iii) if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iv) if the United States shall have become involved in a war or major hostilities, or if there shall have been an escalation in an existing war or major hostilities or a national emergency shall have been declared in the United States; or (v) if a banking moratorium has been declared by a state or federal authority; or (vi) if the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative's opinion, make it inadvisable to proceed with the delivery of the Registered Securities; or (viii) if there shall have been such a material adverse change in the prospects or conditions of the Company, or such material adverse change in the general market, political or economic conditions, in the United States or elsewhere as in the Representative's judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Registered Securities.

                      (b) If this Agreement is terminated by the Representative in accordance with any of the provisions of Section 6, Section 10(a) or Section 11, the Company shall promptly reimburse and indemnify the Underwriters pursuant to Section 5(b) hereof. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 6, 10, 11 and 12 hereof), and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

               11. Substitution of the Underwriters. If one or more of the Underwriters shall fail (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 6, Section 10 or
Section 12 hereof) to purchase the Registered Securities which it or they are obligated to purchase on such date under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangement for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                      (a) if the number of Defaulted Securities does not exceed 10% of the total number of Shares to be purchased on such date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                      (b) if the number of Defaulted Securities exceeds 10% of the total number of Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

                      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default by such Underwriter under this Agreement.

                      In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

               12. Default by the Company. If the Company shall fail at the Closing Date or any Option Closing Date, as applicable, to sell and deliver the number of Registered Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Shares to be purchased on an Option Closing Date, the Underwriters may at the Representative's option, by notice from the Representative to the Company, terminate the Underwriters' obligation to purchase Option Shares from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Section 5, Section 7 and Section 10 hereof. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

               13. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative, c/o National Securities Corporation, 1001 Fourth Avenue, Suite 2200, Seattle, Washington 98154, Attention: Steven Rothstein, with a copy, which shall not constitute notice, to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attention: Alan I. Annex, Esq. Notices to the Company shall be directed to the Company at Brighton Technologies Corporation, 6 Pearl Court, Allendale, New Jersey 07401, Attention: CEO, with a copy, which shall not constitute notice, to Loeb & Loeb LLP, 1000 Wilshire Boulevard, Suite 1800, Los Angeles, California 90017, Attn: David L. Ficksman, Esq.

               14. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 7 hereof and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Registered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

               15. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles.

               16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

               17. Entire Agreement; Amendments. This Agreement, the Warrant Agreement and the Representative's Warrant Agreement constitute the entire agreement of the parties hereto and supersede all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by the Representative, and the Company.

               If the foregoing correctly sets forth the understanding among the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                     Very truly yours,

                                     BRIGHTON TECHNOLOGIES CORPORATION

                                     By:
                                        ---------------------------------------
                                     Name: Kit Kung
                                     Title: Chief Executive Officer



CONFIRMED AND ACCEPTED AS OF THE DATE FIRST ABOVE WRITTEN:

NATIONAL SECURITIES CORPORATION






By:
   -----------------------------------------
Name: Steven A. Rothstein
Title: Chairman

For itself and as Representative of the Underwriters named in Schedule A hereto.

                                   SCHEDULE A






                                     Total Number of
Name of                                Units to be
Underwriters                           Purchased
------------                           ---------



National Securities Corporation



TOTAL                                    1,000,000